EXHIBIT 10.5(h)



                                 LEASE AGREEMENT



                                EXECUTED BETWEEN



                     POLIFIBRAS DE CHIHUAHUA, S. A. DE C. V.


                                   ("LESSOR")


                                       AND


                       INDUSTRIAS Q. A. I., S.A. DE C. V.


                                   ("LESSEE")





                                FEBRUARY 1, 1996






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                                 LEASE AGREEMENT
                                     CONTENT


                                                                         PAGE


REPRESENTATIONS..........................................................  1

CLAUSES..................................................................  2

FIRST               Lease of the Leased Property.........................  2
SECOND              Ownership of Leased Property.........................  2
THIRD               Enforcement and Delivery of Leased
                      Property/optional enforcement......................  3
FOURTH              Use of the Leased Property...........................  3
FIFTH               Lease Price and Deposit..............................  3
SIXTH               Improvements.........................................  5
SEVENTH             Assignment and Sublease..............................  6
EIGHTH              Maintenance..........................................  6
NINTH               Responsibility of the parties........................  6
TENTH               Insurance............................................  8
ELEVENTH            Taxes and Public Services............................  9
TWELFTH             Delivery of Leased Property.......................... 10
THIRTEENTH          Withholding of possession............................ 11
FOURTEENTH          Environmental Clause................................. 12
FIFTEENTH           Right of Lessor to Fulfill the Lessee's
                      Responsibilities................................... 12
SIXTEENTH           Right of Lessee to fulfill the Lessor's
                      Responsibilities................................... 13
SEVENTEENTH         Lessor's Access to the Leased Property............... 13
EIGHTEENTH          Signs................................................ 13
NINETEENTH          Notices.............................................. 14
TWENTIETH           Headings............................................. 14
TWENTY FIRST        Jurisdiction......................................... 14
TWENTY SECOND       Commissions and Expenses............................. 14

                             EXHIBITS

A1.                 Plan of "Leased Property", first year
A2.                 Plan of "Leased Property", subsequent year

                                 LEASE AGREEMENT


         LEASE AGREEMENT executed on the one hand by POLIFIBRAS DE CHIHUAHUA, S.
A. DE C. V., represented by Mr. Edmundo Castillo Ochoa, in his capacity as Legal Representative (hereinafter called the "LESSOR") and INDUSTRIAS. Q. A. I., S. A. DE C. V., represented by Ms Phillis Molan Bromfman, in her capacity as Legal Representative of said corporation (hereinafter called the "LESSEE"), pursuant to the following Representations and Clauses.

                                 REPRESENTATIONS

1.       The Lessor states:

a) That it is a corporation duly organized and existing pursuant to the laws of the Republic of Mexico, with its main business domicile at Ciudad Juarez, Chihuahua, Mexico.

b) That it holds the property and full possession and ownership and the power to lease an industrial building (the "Building") constructed on a land (the "Lot") with an area of 24,072.07 square meters located at the Highway Juarez- Casas Grandes, Kilometro 1.1 in Ciudad Juarez, Chihuahua, Mexico. The Lot was acquired through the purchase made to Edmundo Castillo Ochoa and Mrs. Armida Medina Nevarez de Castillo pursuant to public deed number 164 granted before Mr. Humberto Martinez Vargas, Public Notary Number 21, to and for Bravos District.

c) That it wishes to lease an area of 1,538.74 square meter which corresponds to a portion of building "A" during the first year of lease and 2,317.00 square meters which is the complete building "A" during the subsequent years (hereinafter the " Leased Property"). The Leased Property is prominently displayed in the plans attached to the Agreement herein as Exhibit "A1" and "A2", which form an integral part of the agreement herein and are hereby considered as reproduced.

d) That it has the permits and licenses required to duly operate the Leased Property and to authorize the Lessee the use of same for its activities, pursuant to the terms and conditions herein provided.

e) That it wishes to lease the Leased Property to the Lessee pursuant to the terms and conditions hereinafter provided.

II.      The Lessee states through its legal representative:

a) That the party she represents is a mercantile corporation duly organized and existing pursuant to the terms of the General Mercantile Corporations Law, with its main business domicile at Ciudad Juarez, Chihuahua, Mexico.

b) That the party she represent wishes to use and the temporary possession of the Leased Property by means of a lease, subject to the terms and conditions herein provided.

c) That the party she represents and herself enjoy all the faculties required to execute the agreement herein, faculties which have not been limited or revoked.

III.     The parties states through their legal representatives that:

         In the execution of the Agreement herein there has been no error, violence, bad faith or deceit between them.

         Pursuant to the foregoing representations, the parties agree to the following:

                                     CLAUSES

FIRST.   LEASE OF THE LEASED PROPERTY

         The Lessor, by means of the agreement herein, leases to the Lessee and the Lessee leases from the Lessor the Leased Property, together with all its easements and rights of way belonging to it.

SECOND.  OWNERSHIP OF LEASED PROPERTY

         The Lessor has the right of use and exclusive possession of the Lease Property and warranties to the Lessee that it shall have the use and peaceful enjoyment of same. In addition, the Lessor and the Lessee are in agreement that, pursuant to the provisions of Article 2308 of the Civil Code for the State of Chihuahua, in the event the Lease Property is mortgaged or encumbered, the Lease Agreement herein shall subsist pursuant to its terms and in the event of a mortgage of the Leased Property, nonfulfillment in the payment as provided by the mortgage or encumbrance shall not in any way damage the terms and conditions agreed to by the parties in the Agreement herein or its extensions and that any change or amendment to said mortgage or encumbrance agreement or the execution of any new mortgages or encumbrances on the Leased Property must make reference in their text and content of the existence and term of the Lease Agreement herein and, in its case, to the clauses in reference to the extension of same, if said right to extension is agreed to between the parties, at the time in which said mortgage is executed by the Lessor. The Lessor states that at this time and at the delivery of possession of the Leased Property to the Lessee, it shall not be in violation to any federal, state or municipal laws.

THIRD.   ENFORCEMENT AND DELIVERY OF LEASED PROPERTY/OPTIONAL ENFORCEMENT

         A. ENFORCEMENT. The initial enforcement of the lease herein shall be for five (5) years, effective from the first day of February, 1996 (Enforcement of Lease or Enforcement of the Lease Herein).

         B. DELIVER. The Lessor shall deliver possession of the Leased Property on or before February 29, 1996. The Lessee's responsibility to make rent payments shall begin February 1, 1996.

FOURTH.  USE OF THE LEASED PROPERTY

         The Lessee shall use the Leased Property to manufacture plastic articles reinforced with glass fiber. Under no circumstance or condition may the Lessee use the Leased Property to carry out chemical operations or industrial operations which are considered in violation or contrary to the applicable municipal, state or federal provisions.

FIFTH.  LEASE PRICE AND DEPOSIT

         A. RENT. During the enforcement of the Lease Agreement herein, the Lessee shall pay as rent on the Lease Property, per square meter of built leased area, per year, in dollars legal tender of the United States of America, the following amounts:

             LEASED AREA     UNIT PRICE IN DOLLARS            TOTAL ANNUAL
YEAR          SQ. METER         PER SQ. METER               RENT IN DOLLARS
----         -----------     ---------------------          ---------------

1            1,538.74               $41.00                    $ 63,088.35
2            2,317.00               $43.47                    $100,720.00
3            2,317.00               $46.27                    $107,207.50
4            2,317.00               $48.96                    $113,440.30
5            2,317.00               $52.08                    $120,669.35

         The total amount of the rent for the first year is sixty three thousand eighty eight dollars 35/100 U. S. currency.

         The total amount of the rent for the second year is one hundred thousand seven hundred and twenty dollars 00/100 U. S. currency.

         The total amount of the rent for the third year is one hundred and seven thousand two hundred and seven dollars 60/100 U. S. currency.

         The total amount of the rent for the fourth year is one hundred and thirteen thousand four hundred and forty dollars 30/100 U. S. currency.

         The total amount of the rent for the fifth year is (one hundred and twenty thousand six hundred and sixty nine dollars 35/100 U. S. currency.

         B. PAYMENT. The monthly rent payment shall be for one twelfth of the total yearly payments corresponding pursuant to the foregoing table. That is to say:

                YEAR                      MONTHLY RENT
                ----                      ------------

                1                         $  5,257.36
                2                         $  8,393.33
                3                         $  8,933.97
                4                         $  9,453.36
                5                         $ 10,055.78

         The Added Value Tax shall be added to the corresponding monthly rent, as in force on the payment date and the result must be paid in advance within the first five days of each month without requiring a notice or any requisition. Once the Lessor receives the rent payment, the Lessor must deliver the corresponding invoice to the Lessee, pursuant to the Mexican tax requirements. The rent shall be paid at the Lessor's domicile located at Carretera Juarez-Casas Grandes Number 140 Poniente, of this city, without written notice to the Lessee to this respect.

         C. DEPOSIT. The Lessee must deliver to the Lessor the amount of US$5,257.36 (Five thousand two hundred and fifty seven dollars 36/100 U. S. currency) as a deposit to be kept in an account of the Lessor. This deposit shall increase, in addition to the initial deposit, in the amounts hereinafter provided, for each subsequent year.

                  Second Year                   $3,135.00
                  Third Year                    $  540.64
                  Fourth Year                   $  519.39
                  Fifth Year                    $  602.42

         The Lessor is authorized to use the deposit for the payment of utilities or for any other amount paid to repair the Leased Property which correspond to the Lessee, pursuant to the terms of the agreement herein.

         At the time of non-fulfillment on the part of the Lessee and after having been notified in writing of the amount owed, whether for consumption of utilities or for any other expense made to repair the Leased Property and corresponding to the Lessee, applicable to the deposit or any amount which is owed pending payment by the Lessee pursuant to the agreement herein, the Lessor may use the amounts disbursed by it, deducting them from the warranty deposit.

         D. DEFAULT PAYMENT. The lack of on time payment of the lease rent shall give the Lessor the right to collect from the Lessee, as conventional penalty, a month charge equivalent to 1.5% on the total rent amount in default until its full payment.

         E. PAYMENT OF ADDED VALUE TAX. The Lessee shall pay the Added Value Tax
(IVA) applicable to the rent payments, in accordance with the rate of exchange at the time of payment.

SIXTH.   IMPROVEMENTS

         The Lessee may not modify the basic structure, the outside appearance or the basic public services of the Leased Property, without the written consent of the Lessor. The Lessor authorizes the Lessee to make the improvements (the "Improvements") to the Lease Property as specified in the document attached to the agreement herein as Exhibit B. The Improvements shown in Exhibit B shall be made to the account and risk of the Lessee. The Improvements shall become a part of the Leased Property. At no time, during the term of the lease herein or at its termination, shall the Lessor be responsible for the payment of the Improvements. The Improvements shall be solely made at the risk and expense of the Lessee. After the lease becomes effective, the Lessee shall be authorized to make minor changes or alterations on the Leased Property, at its expense and risk, provided said alterations or changes do not substantially alter or deteriorate the structure of the Leased Property, which is part of the Building. All the equipment or accessories of any nature which were installed, either permanently or not, shall continue being the property of the Lessee and must be removed by the Lessee at the expiration or termination of the agreement herein or of any extension or extension to same, except in the event the Lessee receives in advance written confirmation from the Lessor, for each specific case, stating that the improvements made to the Lease property may remain on said property to the termination of the lease herein. Notwithstanding the foregoing it is hereby understood that the Lessee, at its cost and expense, shall repair any damage suffered by the

Leased Property as a result of the removal of said equipment and/or accessories and shall return the Leased Property to the Lessor in adequate conditions of order, presence and cleanliness.

SEVENTH. ASSIGNMENT AND SUBLEASE

         The Lessee may not assign or sublease the Property Lease without the express written authorization from the Lessor. Even though the Lessee obtains the written authorization from the Lessor to sublease the Leased Property, the Lessee shall continue being responsible with regards to the lease herein.

EIGHTH.  MAINTENANCE

         A. MAINTENANCE BY LESSOR. The Lessor must at all times, during the enforcement of lease herein, keep and repair at its expense the Building's foundation, floor structures, outside walls structure, roof structure, including support walls.

         B. MAINTENANCE BY LESSEE. The Lessee must at all times, during the enforcement of the lease herein, keep and repair at its expense the inside of the Leased Property, including painting, insides and ceilings and drainage, as well as the insulation, air conditioning and heating systems and the green areas existing in the place and all the constructions made as improvements to the building.

NINTH.   RESPONSIBILITY OF THE PARTIES

         In accordance with applicable laws, the Lessor warranties to the Lessee the use and peaceful enjoyment of the Lease Property during the full term of the agreement herein and the Lessee agrees and accepts to use the Leased property only for the purposes herein provided and in accordance with the nature and the use specified for the Lease property. The responsibilities of the Lessee and of the Lessor, in each case, shall be ruled in accordance with the following provisions:

1. The Lessor or the Lessee, respectively, shall be responsible for any damages suffered by the Leased Property, caused through their own fault or negligence, or that of its agents, employees or guests, except in the case of damages usually covered by fire insurance endorsed with extended coverage.

2. In the event the Lessee would be unable to use, partially or fully, the building for any cause not attributable to the Lessee, the rent payment shall be prorated and reduced in proportion to the part it is unable to use. However, should the Lessee be unable to use the Leased Property completely or to the extent which the Lessee is unable to use it for the purposes herein provided, the rent shall not be payable during the time the Leased Property is not in use.

3. Should the Leased Property be damaged or destroyed for reasons attributable to any of the parties, the party responsible agrees to restore and leave same in adequate conditions so that the Lessee may use it for the purposes provided for in the agreement herein. Once the responsible party has restored the Leased Property to its original condition, the Lessee must continue paying the full rent amount as provided in the agreement herein. Notwithstanding the foregoing, the enforcement of the lease may not be extended without the written consent of the Lessor.

4. The responsibility of the Lessee shall be limited to the damages caused through its negligence and the scope of specific risks which may be insured under Mexican insurance policies on the property, (fire, thunder, explosion, hurricanes, hale, strikes, mutiny, airplanes, vehicles, smoke, earthquakes and volcanic eruptions). Should it be a total destruction or should it exceed 50% the total replacement value of the Leased Property and it is an Act of God or force majeure event, the Lessee shall have the right to elect not to request reconstruction from the Lessor and, in said case, the Lease Agreement shall be terminated without any responsibility to any of the parties.

5. Should the impairment be attributable to the Lessee or its agents, employees or guests, the Lessee shall continue paying the rent as if it were using the Leased Property, unless the loss were covered by an interruption of rent insurance or any other insurance and the rent were paid by the insurance company.

6. In the case of a partial use impairment, pursuant to the second paragraph of the Clause herein, the parties shall agree the proportion to which the rent shall be reduced, should there be no agreement, each party shall assign an expert and, if both experts would not reach an agreement, both shall assign a third expert. The decision of the majority of the experts shall be final and binding to the parties or if the parties would agree to assign one expert, his decision shall be final and binding to the parties.

7. The parties' responsibilities covered in the clause herein shall be subject to the provisions of the Tenth Clause of the Agreement herein.

TENTH.   INSURANCE

         The parties shall obtain an insurance coverage of adequate types and amounts, to protect their respective interests against all type of losses and/or risks. The following is specifically agreed to:

1. FIRE INSURANCE. The Lessor shall contract an insurance policy against fire with extended coverage to protect the Leased Property for its replacement vale, as well as the machinery, raw material and other goods property of the Lessor and of the Lessee, during the initial enforcement of the Lease Agreement herein and its extensions, the Lessee binding itself to pay the Lessor the amount of the insurance premiums. The Lessee shall pay US$2,900.00 (two thousand nine hundred dollars 00/100 U. S. currency) per year One twelfth of said amount shall be paid to the Lessor together with the monthly rent, effective from the date of delivery of the Leased Property. The Lessee must pay said amount monthly, that is to say the amount of $241.67 (Two hundred and forty one dollars and 67/100 U. S. currency). The insurance policy on the Leased Property normally expires January 31; as a result, during the month of February of each year, the Lessor may adjust the cost of the insurance during the enforcement of the agreement herein.

2. LIABILITY INSURANCE. The Lessee must obtain at its account and keep in force during the enforcement of the agreement herein the following coverage under valid insurance policies issued by an insurance company approved by the Lessor.

         a) General Civil Liability Insurance, insuring the Lessee and the Lessor, as well as other interested parties which the Lessor appoints, against liability against any individual/company or corporation, for injuries or damages occurring in the Leased Property or in the parking area or in the lots adjacent to the Property, in combined limits of not less than $500,000.00 (Five hundred thousand dollars 00/100 U. S. currency). Each policy must provide that it may not be cancelled by the insurance company without first submitting a notice sent by certified or registered mailed at lease 15 days prior to said cancellation. The Lessee must deliver to the Lessor or to other interested parties who the Lessor appoints the certificate or certificates issued by the insurance company, certifying that such insurance is in full force, at least 15 days in advance of the expiration of said policy. The Lessee must provide the Lessor the evidence documents certifying that said policy has been renewed or replaced. Should the Lessee fail to obtain or keep said insurance, pay the premium on same as owed and/or cause the policies to be renewed, then the Lessor shall have the right to contract and pay said premium in which case the amounts paid by the Lessor must be added and become a part of the rent owed the first month of the following months.

3. SUBROGATION. There shall be no waiver of subrogation with respect to any insurance policy as referred to in tho Clause herein.

4. FIRE AND OTHER DAMAGES. In the event of loss to the Leased Property resulting in damage or destruction of the Leased Property, the Lessee must immediately notify in writing to the Lessor.

         The Lessee must immediately submit the initial adjustment applications.

         All the insurance amounts paid for said damage or destruction, less the cost, fees and expenses incurred in relation to the loss adjustment, must be made available to the Lessor or to the Lessee, just as their respective interests appear in relation with the Lease herein, for the purpose of rebuilding the Leased Property in the fastest way possible, to the conditions and with the characteristics it had prior to said damage or destruction. The Lessee must certify to the Lessor that it has obtained the insurance coverage required prior to taking possession of the Leased Property. Should the Lessee install a boiler or compressor, it must obtain an insurance coverage against losses or damages caused by any malfunction or explosion of the boiler or compressor, in an amount not under $100,000.00 (Ten thousand dollars 00/100 U. S. currency), pursuant to the satisfactory conditions for the Lessor prior to the installation.

ELEVENTH.  TAXES AND PUBLIC SERVICES

         a)  Taxes

         The Lessee is responsible for the payment of the Added Value Tax accrued by the rent payments.

         The Lessee shall be responsible for the payment of the property tax in a proportion to the area being leased.

         The Lessor or the Lessee may file a legal action, on behalf of the Lessor, of the Lessee or of both, to object the validity or origin of any tax encumbering the Leased Property or the tax amount being charged; or else, an action to recover the payment of said taxes. Each of the parties shall cooperate with the other with respect to any legal proceeding as is reasonably necessary. The net amount of any tax to be recovered after payment of all the expenses incurred, shall be payable to the party that paid same.

         b)  Utilities

         The Lessor states that all the utilities required in the Leased Property to be used by the Lessee shall be provided as follows:

         Water shall be provided by means of a water well of its property with non- fresh water. The Lessee shall pay a amount of US$100 a month (one hundred dollars 00/100 U. S. currency).

         Sewage service shall be provided by means of a septic tank, for which the Lessee shall pay the amount of US$50.00 (Fifty dollars 00/100 U. S. Currency) a month.

         These amounts shall be paid together with the monthly rent and the corresponding Added Value Tax shall be added.

         The gas service shall be separately contracted by the Lessee, as well as the telephone services.

         The electric power service shall by contracted by the Lessee.

         Any  additional   contracts  for  the  Leased  Property  shall  be  the
responsibility of the Lessee.

TWELFTH.  DELIVERY OF LEASED PROPERTY

         On the last day of the term of the agreement herein or of its extensions, should there by any, or, in its case, on the corresponding day should there be an advance termination, the Lessee must return and deliver the Leased Property for the possession and use by the Lessor, without delay and in good order, in good condition and with adequate maintenance, except for normal and reasonable wear and tear due to normal use and the time transpired, except for fire or other event damages. All the signs, inscriptions, partitions, and installation of a similar nature, made by the Lessee must be removed before or at the expiration date of the term of the Agreement herein. All the furniture, accessories and equipment such as compressors, transformers and other equipment installed by the Lessee shall continue being the property of the Lessee and shall be removed by the Lessee at any time during or at the end of the enforcement period of the Agreement herein and the Lessee must, at its expense, repair any damage resulting from the installation or removal of said equipment and/or accessories.

         Any article remaining in the Leased Property thirty (30) days after the termination of the Agreement herein shall be considered, at the option of the Lessor, as being abandoned and the Lessor may keep or dispose of it as best suited to its interest and without any obligation or responsibility. Any permanent improvement made on the Leased Property by the Lessee and/or by the Lessor subsequent to the date of execution herein shall be considered property of the Lessor and shall remain in the Leased Property at the termination or prior to the termination of the Lease Agreement herein, without any compensation being payable by the Lessor to the Lessee for said installations or improvements, subject to the Lessee's right to use same during the enforcement of the instrument herein.

THIRTEENTH.  WITHHOLDING OF POSSESSION

         The Lessee must deliver to the Lessor, at the termination of the Lease Agreement, the Property Leased in the same condition it was received, except for the normal wear and tear suffered due to the time elapsed.

         a) In the event the Lessee remains in possession of the Leased Property after the initial term, without having exercised its option to extend the agreement, or in the event the Lessee remains in possession of the Leased property after the expiration of the extension (should there be any), the Lessee shall pay the Lessor as a new rent on the Leased Property 100% of the rent which it is paying at that time, plus other amounts of immediate payment as requested before said possession began, and must continue paying said amounts until the Leased Property is delivered to the Lessor. This paragraph shall not be construed as the granting of any right to remain in possession of the Property Leased after the expiration of the enforcement period of the Lease Agreement herein. It is expressly understood and agreed between the Lessor and the Lessee that any possession by the Lessee of the Property Leased after the expiration of the Lease Agreement herein must operate and constitute itself as a holding and must be immediate expirable at the Lessor's will.

         b) The Lessee must indemnify the Lessor for any loss or liability directly resulting from the Lessee's delay in returning the Leased Property, provided such loss or liability does not exceed of three (3) months of rent, at the rent amount provided in the foregoing paragraph (a).

         c) The Lessee acknowledges that it is bound to deliver the Leased Property shall be subject to the clauses herein and hereby expressly waives any right it may have pursuant to the Civil Code of the State of Chihuahua.

FOURTEENTH.  ENVIRONMENTAL CLAUSE

         Effective from the date of execution of the agreement herein, the Lessee is bound to observe the laws and regulations in matters of ecological balance and environmental protection. The Lessee binds itself to deliver to the Lessor the results of the test required by law, to verify that the Leased property is free of pollution, releasing the latter of all responsibility in the fulfillment of any fines and penalties or indemnities and expenses which could be accrued upon or would have to be disbursed as a result of any pollution caused by the Lessee. The Lessee shall not be responsible of any pollution forthcoming from outside the limits of the Leased Property. The Lessee is responsible for all environmental pollution caused during the enforcement of the Lease Agreement herein.

         On the other hand, the Lessor binds itself before the Lessee and before any competent authority to answer for any pollution which could appear in the Lease Property, as a result of the activities carried out on same prior to the Lease Agreement herein, releasing the Lessee of all responsibility in the fulfillment of the fines and penalties or indemnities and expenses which could be accrued or would have to be disbursed as a result of any pollution existing in the Leased Property on the date of execution of the agreement herein or as a result of acts or omissions of the Lessor. The Lessee shall not be responsible for any pollution occurring after the delivery of the Leased Property to the Lessor. The Lessor states and warranties that the Leased Property is free of any type of pollution at the time of delivery of the Leased Property.

FIFTEENTH.  RIGHT OF LESSOR TO FULFILL THE LESSEE'S RESPONSIBILITIES

         Should the Lessee no longer comply with any of the obligations contracted herein, the Lessor after ten (10) days of having submitted a written notice (or without prior notice in the event of any emergency) and without exempting or releasing the Lessee of any of the responsibilities contracted by the Agreement herein, may perform any action which the Lessee is bound to fulfill in accordance with the agreement herein, without this implying that it is the Lessor's responsibility to carry out said actions and the Lessor may enter the Leased Property for the purpose of performing the actions necessary in said case. All the amounts paid by the Lessor and all the expenses and costs disbursed by the Lessor in relation with the fulfillment of said Lessee's responsibilities shall be payable by the Lessee to the Lessor within ten (10) days following receipt of the collection of said amounts.

SIXTEENTH.  RIGHT OF LESSEE TO FULFILL THE LESSOR'S RESPONSIBILITIES

         Should the Lessor no longer comply with any or various of the obligations contracted herein, the Lessee after ten (10) days of having submitted a written notice to the Lessor (or without prior notice in the event of any emergency) and without exempting or releasing the Lessor of any of the responsibilities contracted by the Agreement herein, may, without his implying the Lessee's obligation to carry out such actions, perform any action which the Lessor is bound to fulfill in accordance with the agreement herein. All the amounts paid by the Lessee in connection with the fulfillment of said Lessor's responsibility shall be payable by the Lessor to the Lessee within ten (10) days following receipt of the collection of said amounts.

SEVENTEENTH.  LESSOR'S ACCESS TO THE LEASED PROPERTY

         The Lessee shall allow the Lessor and its authorized representatives access to the Leased Property during reasonable hours, for the purpose of inspecting and carrying out the works required from the Lessor or necessary as a result of the Lessee's omissions or to carry out the works, at the beginning of same, ten (10) days after receipt of written notice from the Lessor.

         Nothing herein provided shall imply as the Lessor's obligation to carry out said works and the performance of same by the Lessor shall not constitute waiver of non- fulfillment by the Lessee of its obligation to carry them out.

         All the Agents, employees or workers of the Lessor entering the Leased Property must comply with the Lessee's personnel regulations and obligations, including, but not limited to, hair nets, robes, hats, glasses, etc.

EIGHTEENTH.  SIGNS

         The Lessee shall have the right to place in the Leased Property or to place outside the Building its signs and other notices required for its operation including signs related to the hiring of personnel. No other sign may be installed in the Leased Property without the written consent of the Lessor, except that the Lessor shall have the right to place "For Sale" and "For Rent" signs on the Leased Property.

NINETEENTH.  NOTICES

         When any of the parties must or wishes to send any notice or claim to the other pursuant to the provisions of the Lease herein, said notice or claim shall be personally delivered or by means of certified or registered mail, return receipt requested, addressed as follows:

LESSOR:              Polifibras de Chihuahua, S. A. de C. V.
                     Carretera Juarez-Casas Grandes No. 149

LESSEE:              Industrias Q. A. I., S. A. de C. V.
                     Carretera Juarez-Casas Grandes No. 149

                     Poniente, Edificio "A"
                     Ciudad Juarez, Chihuahua
                     Attention: Ms. Phillis Molan Bromfman

TWENTIETH.  HEADINGS

         The parties hereby agree that the headings contained in the Lessee herein are included exclusively as a reference and shall not be considered as a part of the Lease herein nor shall they be used for their interpretation.

TWENTY FIRST.  JURISDICTION

         The agreement herein must be construed in accordance with the provisions of the Civil Code and laws of the State of Chihuahua, United States of Mexico, and both parties hereby submit to the jurisdiction of the court of Ciudad Juarez, State of Chihuahua, United States of Mexico and waive any other jurisdiction which could correspond to them for any reason whatsoever. The provisions of the clause herein are not applicable to any warranty or warranties granted by any third party to the Lessor to warranty the fulfillment on the Lessee's part of any of its obligations.

TWENTY SECOND.  COMMISSIONS AND EXPENSES

         The Lessor acknowledges that the operation herein contracted has not generated any broker or agents commission or fees or any other similar expense, or compensation which would have to be paid by the parties with respect to the operation herein. Each one of the parties shall be responsible for its own representative, lawyers, auditors or consultant expenses and fees who have participated in the agreement herein and in the foreseen transaction.

         IN TESTIMONY OF THE FOREGOING

         The agreement herein is executed by the parties in Ciudad Juarez, Chihuahua, Mexico, on the first day of February nineteen hundred and ninety six.


          THE LESSOR                                 THE LESSEE

Polifibras de Chihuahua, S.A. de C. V.      Industrias Q. A. I. S.A. de C. V.

/s/ Edmundo Castillo Ochoa                  /s/ Phillis Molan Bromfman
------------------------------              ---------------------------------
    Edmundo Castillo Ochoa                      Phillis Molan Bromfman
    Legal Representative                        Legal Representative


WITNESS                                     WITNESS

/s/ Erick Simmons                            /s/ Liliana Castillo
------------------------------              ---------------------------------
Mr. Erick Simmons                                Liliana Castillo